Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2024 relating to the financial statements of Dave Inc., appearing in the Annual Report on Form 10-K of Dave Inc. for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Los Angeles, California

March 28, 2024